Jon A. Boscia
Executive Vice President & Chief Investment Officer
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1300 South Clinton Street                 [LOGO]  LINCOLN NATIONAL
P.O. Box 7816                                     LIFE INSURANCE CO.
Fort Wayne. Indiana 46801-7816                    ----------------------------
219-455-4878                            A part of LINCOLN NATIONAL CORPORATION
Fax: 219-455-1475

                                                               Exhibit No. 13(b)

                                INVESTMENT LETTER

                                               September 24, 1993

Lincoln National Capital Appreciation Fund, Inc.
1300 South Clinton Street
Fort Wayne, Indiana 46802

Ladies and Gentlemen:

      This will advise you that in consideration of your issuance to the undersigned of 11,000 shares of Common Stock (the Stock) $.01 par value of Lincoln National Capital Appreciation Fund, Inc. (the Fund) for an aggregate purchase price of $110,000, Lincoln National Variable Annuity (Account C) represents and warrants that the Stock will be held by Account C for its own account, for investment and not with a view to distribution.

      Account C understands that the Stock being issued to it has not been registered under the Securities Act of 1933, as amended (the Act), and agrees that the Stock may not be sold or transferred except pursuant to an effective Registration Statement under the Act or unless exemption from such registration is available under the Act with respect to such proposed sale or transfer.

      In order to insure compliance with the Act, Account C agrees that the Fund may, if it desires, refuse to transfer the Stock unless:

      (i) a Registration Statement under the Act is then in effect with respect to such Stock; or

      (ii) an opinion has been obtained from counsel for the Fund to the effect that an exemption from registration under the Act is available with respect to the proposed transfer and that no such registration is required; or

      (iii) a no-action letter has been obtained with respect to such transfer from the staff of the Securities and Exchange Commission.

Lincoln National Capital Appreciation Fund, Inc.
September 24, 1993
Page 2


      Account C further agrees that a legend briefly describing the restrictions set forth in this letter may be placed on the stock certificate, if any, delivered to Account C.

                                        Very truly yours,

                                        LINCOLN NATIONAL VARIABLE
                                          ANNUITY ACCOUNT C

                                        By:  THE LINCOLN NATIONAL LIFE
                                               INSURANCE COMPANY


                                        By: /s/ Jon A. Boscia,
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                                            Jon A. Boscia,
                                            Executive Vice President